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                                                       Exhibit  99




For release:   IMMEDIATELY
Contact:       Charles M. Johnston, Chief Financial Officer
               Commonwealth Bancorp, Inc.
               (610) 313-2189

             COMMONWEALTH BANCORP, INC.  COMPLETES
                    COMMON STOCK REPURCHASE

NORRISTOWN, PA, June 10, 1998 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB) announced today that it has completed its previously announced program to repurchase 0.8 million shares of its outstanding common stock. The shares were repurchased during the second quarter of 1998 at an average cost of $23.71 per share. The repurchased shares will be held as treasury stock and will be available for general corporate purposes and/or issuance pursuant to the Company's stock option plans.

Commonwealth Bancorp, Inc., with consolidated assets of $2.4 billion, is the holding company for Commonwealth Bank, which has 58 branches throughout southeast Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Connecticut, New Jersey, Rhode Island, and Virginia. ComNet operates under the trade name of Homestead Mortgage in Maryland.


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